Exhibit 99.1

For Immediate Release
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               Lincoln Educational Services Corporation Announces
                               Management Changes

        Shaun McAlmont Promoted to President and Chief Operating Officer

West Orange, N.J., January 24, 2007 -- Lincoln Educational Services Corporation (Nasdaq: LINC) ("Lincoln") today announced the following management changes:

Shaun McAlmont has been promoted to President and Chief Operating Officer. Mr. McAlmont, who previously served as Executive Vice President and President of Online, will replace Lawrence E. Brown, who will assume the new role of Vice Chairman. "I asked Shaun to take on this new role as we continue laying the foundation for the next stages of growth for our Company," stated David F. Carney, Chairman and CEO. "In his new capacity, Shaun will become responsible for all the company's operations. Shaun has led the repositioning of our marketing and product development effort, and in his new capacity, he will be in a position to fully implement these changes throughout all of our operations."

Mr. Carney further stated "As Vice Chairman, Larry will assume new responsibilities including guiding the Company's relationships with strategic partners. Larry will also work closely with Shaun to ensure a smooth transition."

"In addition, I've promoted Scott M. Shaw, previously a Senior Vice President, to Executive Vice President, reflecting his continued strong contributions to our business. Mr. Shaw will assume responsibility for Human Resources and Legal in addition to his current responsibility for Strategic Planning and Business Development," stated Mr. Carney.

Both Mr. McAlmont and Mr. Shaw will continue to report to Mr. Carney. "These management changes will help position our Company for continued success and reflect the important roles that my senior management team will play in both our strategy and operations going forward. We are confident we are taking the right steps to position the company's leadership team for solid growth over the long-term and we look forward to sharing our 2007 plans with the investment community in early March," Mr. Carney added.

Mr. McAlmont stated, "We have a unique opportunity at Lincoln to offer our students the most effective path to multiple career opportunities and to provide them with the ability to advance their education over time as far as they wish. We will continue to leverage our diversified programs through online education initiatives allowing students to further their education from any starting point. Our prime objectives in 2007 will focus on serving our customers, supporting our staff and producing results that benefit our shareholders. I am excited to play such an important role with a great company and I look forward to helping build one of the leading post secondary education companies in the U.S."

Mr. Carney added, "We look forward to expanding our March earnings call to include a comprehensive review of operations in addition to our 2007 outlook and guidance. I have asked Shaun to review all of our operations and he and other members of the management team will share their thoughts and provide additional color on our initiatives."


About Lincoln Educational Services Corporation
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Lincoln is a leading and diversified for-profit provider of career-oriented post-secondary education. The Company offers recent high school graduates and working adults degree and diploma programs in five principal areas of study: automotive technology, health sciences (which includes programs for licensed practical nursing, medical administrative assistants, medical assistants, dental assistants, and pharmacy technicians), skilled trades, business and information technology and hospitality services. Lincoln has provided the workforce with skilled technicians since its inception in 1946. Lincoln currently operates 37 campuses in 17 states under eight brands: Lincoln College of Technology, Lincoln Technical Institute, Denver Automotive and Diesel College, Nashville Auto-Diesel College, Southwestern College, New England Technical Institute, Euphoria and Lincoln College Online. Lincoln had a combined average enrollment of approximately 18,400 students as of September 30, 2006.

STATEMENTS IN THIS PRESS RELEASE REGARDING LINCOLN'S BUSINESS WHICH ARE NOT HISTORICAL FACTS MAY BE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN LINCOLN'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005. ALL FORWARD-LOOKING STATEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY STATEMENT, AND LINCOLN UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE THIS NEWS RELEASE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF.